EXHIBIT 25.1

POWER OF ATTORNEY

We, the undersigned directors and officers of PACCAR Financial Corp., a Washington corporation, hereby severally constitute and appoint T. M. Henebry our true and lawful attorney-in-fact, with full power to him to sign for us, and in our names in the capacities indicated below, a Form 10-K of this corporation for fiscal year 2001 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, together with any and all amendments to said Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact to said Form 10-K and any and all amendments thereto.

IN WITNESS WHEREOF each of the undersigned has executed this power of attorney as of the 15th of March 2002.

/s/ Timothy M. Henebry	President	/s/ Mark C. Pigott	Chairman of the Board
Timothy M. Henebry	and Director	Mark C. Pigott	and Director

/s/ Patricia A. Donohoe	Treasurer	/s/ Michael A. Tembreull	Vice Chairman
Patricia A. Donohoe		Michael A. Tembreull	and Director

/s/ Barry E. Prather	Controller	/s/ Kenneth R. Gangl	Director
Barry E. Prather		Kenneth R. Gangl

		/s/ David J. Hovind	Director
David J. Hovind